Exhibit 10.2

SPECTRUM BRANDS, INC.
FORM OF RESTRICTED STOCK AWARD AGREEMENT
FOR EMPLOYEES

This agreement is made and entered into, effective as of October __, 2009 (the “Effective Date”), by and between Spectrum Brands, Inc., a Delaware corporation (the “Company”), and ___________ (the “Employee”) pursuant to The Spectrum Brands, Inc. 2009 Incentive Plan (the “Plan”) and the terms and conditions of this Spectrum Brands, Inc. Restricted Stock Award Agreement (the “Agreement”), as set forth below.

1.         Grant of Award.  Pursuant to the Plan and subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Employee an award (the “Award”) of ________ shares of the Company's common stock, par value $.01 per share (“Common Stock”), subject to certain restrictions (individually, a “Share” and collectively, the “Shares”). The Employee acknowledges that he/she has received from the Company a copy of the Plan and any prospectus relating thereto.

2.         Restrictions.  Until the restrictions set forth in this Agreement or in the Plan lapse, the Shares shall be subject to the following restrictions:

(a)        Continued Employment.  Except as otherwise specifically provided herein, the Employee’s rights under this Agreement are conditioned on the Employee remaining in the employment of the Company or its subsidiaries or affiliates. The term “disability” shall have the same meaning as set forth in the Company’s disability policy. The term “Cause” shall have the same meaning as forth in the employment agreement or severance agreement, as applicable and as the same may be amended from time to time, between the Employee and the Company or any subsidiary of the Company, as applicable.

(b)        Transfer.  The Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered in any manner by the Employee.

(c)        No Section 83(b) Election.  With respect to the Shares awarded pursuant to this Agreement, the Employee agrees not to make the election provided for under section 83(b) of the Internal Revenue Code of 1986, as amended.

3.      Lapse of Restrictions.

General.  Subject to the terms of this Agreement, restrictions as to 75% of the Shares shall lapse on October 1, 2010 and the restrictions on the remaining 25% of the Shares shall lapse on October 1, 2011.

(b)        Forfeiture of Shares. Except as set forth in the Employee’s Employment Contract and notwithstanding anything contained herein to the contrary, upon the Employee's termination of employment with the Company or any of its subsidiaries and affiliates for any reason other than termination by the Company without Cause (or other event which under the Employee’s Employment Agreement or Severance Agreement is treated as a Termination without Cause) or by reason of Employee’s death or disability, the Employee shall forfeit all Shares subject to restrictions that have not lapsed as of such termination date, and the Employee shall have no further rights with respect to those Shares. In the event of termination by the Company without Cause or due to death or disability of Employee, Employee (or his/her heir or legal representative) shall continue to have the rights granted under this Agreement pursuant to the terms of this Agreement. Shares granted hereunder whose restrictions have lapsed prior to such Executive termination shall not be forfeited.

(c)        Termination of Restrictions.  Notwithstanding the foregoing, the Compensation Committee of the Board shall have the power, in its sole discretion, to accelerate the expiration of the applicable restriction period, to waive any restriction with respect to any part or all of the Shares or to waive the forfeiture of Shares and retain restrictions on Shares that would have been forfeited pursuant to the terms of this Agreement.

4.         Shares.  While the Shares awarded to the Employee are subject to the restrictions set forth in the Plan and in this Agreement, the Employee’s rights to those Shares will be reflected as a book entry in the records of the Company.  After and to the extent that such restrictions lapse pursuant to the terms of the Plan and this Agreement, those Shares representing the Shares owned by the Employee, after taking into account any Shares withheld to cover the taxes with respect to the lapsing of the restrictions on those Shares, will be reflected as a book entry in the records of the Transfer Agent.

5.         Change in Control.  As more particularly provided in the Plan, all restrictions with respect to any of the Shares that have not been previously forfeited as provided in this Agreement shall expire and lapse upon the occurrence of a Change in Control (as defined in the Plan).  If a Change in Control has occurred, all restrictions on the Shares shall expire immediately before the effective date of the Change in Control.

6.         Incorporation of Plan; Defined Terms.  The Plan is incorporated herein by reference and made a part of this Agreement as if each provision of the Plan were specifically set forth herein.  In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern.  Unless otherwise expressly defined in this Agreement, all capitalized terms in this Agreement shall have the meanings given such terms in the Plan.

7.         Miscellaneous.

(a)        Successors; Governing Law.  This Agreement shall bind and inure to the benefit of the parties, their heirs, personal representatives, successors in interest and assigns.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

(b)        Dividends.  The Company shall have the discretion to pay to the Employee any special or regular cash dividends declared by the Board, or to defer the payment of cash dividends until the expiration of the restrictions with respect to the Shares, or reinvest such amounts in additional shares of restricted stock.  Any cash payments of dividends that become payable to the Employee with respect to any of the Shares that remain subject to restrictions hereunder may, in the Company’s discretion, be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements with respect to such dividends.

(c)        Continued Employment.  The Agreement does not constitute a contract of employment.  Participation in the Plan does not give the Employee the right to remain in the employ of the Company or its subsidiaries or affiliates and does not limit in any way the right of the Company or a subsidiary or affiliate to change the duties or responsibilities of the Employee.

(d)        Amendment.  The Company may amend this Agreement or modify the provisions for the termination of the restrictions on the Shares without the approval of the Employee to comply with any rules or regulations under applicable tax, securities or other laws or the rules and regulations thereunder or any applicable exchange listing standards, or to correct any omission in this Agreement.

(e)        Payment of Taxes Due.  No later than the date as of which an amount first becomes includible in the gross income of the Employee for income tax purposes with respect to the Award, Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law or applicable regulation to be withheld (collectively, “Taxes”) with respect to such amount.  Withholding obligations arising from the Award may be settled with Common Stock, including the Shares that give rise to the withholding requirement.  The obligations of the Company to deliver the Shares shall be conditional on such payment or arrangements.  The Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to, at the Company’s election and in the Company’s sole discretion, (i) deduct any such taxes from any payment otherwise due to the Employee or (ii) withhold such portion of the Shares that give rise to the withholding requirement in satisfaction of such requirement.

SPECTRUM BRANDS, INC.

By:

_____________________
John T. Wilson
General Counsel

Accepted and agreed to this ____ day of _______ 2009.
__________________

_____________________
___________, individually

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